UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Supplement Dated May 10, 2011 to

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT
DATED APRIL 14, 2011
2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2011

             On or about April 14, 2011, Valeant Pharmaceuticals International, Inc. (the “Company”) furnished or otherwise made available to shareholders its Management Proxy Circular and Proxy Statement (the “Proxy Statement”) describing the matters to be voted upon at the Company's 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) to be held on May 16, 2011.  This supplement (this “Supplement”) revises the Proxy Statement and should be read in conjunction with it.  All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

PROPOSAL NO. 4
APPROVAL OF THE COMPANY’S 2011 OMNIBUS INCENTIVE PLAN

             The purpose of this Supplement is to provide shareholders with additional information with respect to the proposed 2011 Omnibus Incentive Plan (the “2011 Plan”).  The Company has amended the 2011 Plan being presented for approval by its shareholders at the 2011 Annual Meeting as follows:

To amend the final sentence of Section 6(d) of the 2011 Plan to add the following as clause (iii):

(iii)  the number of Common Shares issuable to non-employee members of the Board, at any time, under all security-based compensation arrangements of the Company, cannot exceed 1% of issued and outstanding Common Shares of the Company.

To amend Section 17(b) of the 2011 Plan to add the following as clause (vi):

(vi) any amendment that permits Options or SARs to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

The text of the 2011 Plan, as appended to the Proxy Statement, otherwise remains unchanged. The 2011 Plan, as so amended, remains subject to shareholder approval at the 2011 Annual Meeting.  The Company intends to present the 2011 Plan, as further amended and described in this Supplement, to shareholders for their approval at the 2011 Annual Meeting and all references to the “2011 Omnibus Incentive 2011 Plan” or the “2011 Plan” contained in the Proxy Statement and proxy card pertaining to the 2011 Annual Meeting shall be deemed to refer to the 2011 Plan, as so amended.

             The Board of Directors continues to recommend that shareholders vote their shares FOR approval of the 2011 Plan as described in this Supplement and in the Proxy Statement.

Voting Instructions

If you have already voted your shares and do not wish to change your vote, no further action is necessary.  You do not need to submit a new proxy unless you wish to change your vote.

If you have previously voted with respect to Proposal No. 4, and you wish to change your vote, you can vote again by telephone or over the Internet, by signing a new proxy bearing a later date and submitting it by mail, by giving written notice of such revocation to the Corporate Secretary of the Company, by revoking it in person at the 2011 Annual Meeting or by voting at the 2011 Annual Meeting.  Ballots not changed, withdrawn, or re-voted will be counted as previously indicated with respect to the initial Proposal No. 4.  If you are a record shareholder and you would like another copy of your proxy card, please call Broadridge at 1-800-542-1061.  If you are a non-record shareholder and wish to change your vote, you should contact your broker or intermediary for instructions.

             If you have not already voted, or you wish to change your vote in light of the revision to the proposed amendment, we urge you to vote as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Shareholders to be Held on May 16, 2011

The Proxy Statement, including this Supplement, and our Annual Report on Form 10−K for the fiscal year ended December 31, 2010 are available on the Company's website at www.valeant.com.